Deloitte &
      Touche              ------------------------------------------------------
------------              Deloitte & Touche LLP      Telephone: (314) 342 4900
                          One City Centre
                          St. Louis, Missouri 63101







February 15, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Maxus Real Property Investors-Four, L.P. (formerly Nooney Real Property Investors-Four, L.P.) dated February 15, 2000.

Yours truly,

/s/ Deloitte & Touche LLP


cc:    Mr. Daniel W. Pishny

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Deloitte Touche
Tohmatsu
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